As filed with the Securities and Exchange Commission on June 16, 2009

Registration Nos. 333-159617

333-159617-01

333-159617-02

333-159617-03

333-159617-04

333-159617-05

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cott Corporation	Canada	98-0154711
Cott Holdings Inc.	Delaware and Pennsylvania	58-2020185
Cott USA Corp.	Georgia	58-1947564
Cott Beverages Inc.	Georgia	58-1947565
Cott Vending Inc.	Delaware	80-0003395
Interim BCB, LLC	Delaware	None
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6525 Viscount Road

Mississauga, Ontario, Canada L4V1H6

(905) 672-1900

5519 West Idlewild Avenue, Suite 100

Tampa, Florida, United States 33634

(813) 313-1800

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Matthew Kane

Vice President, General Counsel and Secretary

Cott Corporation

5519 West Idlewild Avenue

Tampa, Florida, United States 33634

(813) 313-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Christian O. Nagler Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022-4611 (212) 446-4800	Neil Sheehy Goodmans LLP 250 Yonge Street, Suite 2400 Toronto, ON M5B 2M6 (416) 979-2211

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐                                                                                    Accelerated filer  ☒

Non-accelerated filer    ☐    (Do not check if a smaller reporting company)    Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Amount of Registration Fee
Debt Securities, Guarantees of Debt Securities(2), Common Shares, no par value, Preferred Shares, no par value, Depositary Shares representing Preferred Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units(3)	$300,000,000	$16,740*

(1)	In no event will the aggregate initial offering price of the Debt Securities, Guarantees of Debt Securities, Common Shares, Preferred Shares, Depositary Shares representing Preferred Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units issued under this Registration Statement exceed $300,000,000, or, if any securities are in any foreign currency units, the U.S. dollar equivalent of $300,000,000 and if any securities are issued at original issue discount, such greater amount as shall result in an aggregate offering price not to exceed $300,000,000.

(2)	No additional consideration will be received for guarantees of debt securities. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required in connection with such guarantees of debt securities.

(3)	In addition to any Preferred Shares or Common Shares or Depositary Shares that may be issued directly under this Registration Statement, there are being registered hereunder an indeterminate number of Preferred Shares or Common Shares or Depositary Shares as may be issued upon conversion or exchange of Debt Securities or Preferred Shares or exercise of Stock Purchase Contracts, as the case may be. Separate consideration may not be received for any shares of Preferred Shares or Common Shares or Depositary Shares so issued upon conversion, exchange or exercise.
*	Previously paid.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 16, 2009

PROSPECTUS

$300,000,000

Debt Securities, Guarantees of Debt Securities, Common Shares, Preferred Shares, Depositary Shares, Warrants to Purchase Debt Securities, Warrants to Purchase Common Shares, Warrants to Purchase Preferred Shares, Warrants to Purchase Depositary Shares, Stock Purchase Contracts and Stock Purchase Units

We may offer from time to time, in one or more offerings, our debt and equity securities. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in these securities.

We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 6.

Our common stock is traded on the New York Stock Exchange under the symbol “COT” and on the Toronto Stock Exchange under the symbol “BCB.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2009

As permitted under the rules of the Securities and Exchange Commission, this prospectus incorporates important information about Cott Corporation that is contained in documents that we file with the Securities and Exchange Commission but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Securities and Exchange Commission at http://www.sec.gov, as well as other sources. See “Where You Can Find More Information.”

You may also obtain copies of the incorporated documents, without charge, upon written request to the office of our Corporate Secretary, 5519 West Idlewild Avenue, Tampa, Florida 33634.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, Cott Corporation, Cott Holdings Inc., Cott USA Corp., Cott Beverages Inc., Cott Vending Inc. and Interim BCB, LLC (collectively, the “Co-Registrants,”) may, from time to time, offer, sell and issue any of the securities or any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the securities we and the Co-Registrants may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus, any post-effective amendment, any prospectus supplement, and any information incorporated by reference into the prospectus, any post-effective amendment, and prospectus supplement, together with the information described under the headings, “Where to Find Additional Information” and “Incorporation of Certain Information by Reference” and any additional information you may need to make your investment decision.

This prospectus provides you with a general description of the debt and equity securities we may offer. Each time we use this prospectus to offer debt and equity securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also supplement, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document.

To understand the terms of our debt and equity securities, you should carefully read this prospectus and the applicable prospectus supplement. Together they give the specific terms of the debt and equity securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents” below for information about us. The shelf registration statement, including the exhibits thereto, can be read at the SEC’s website or at the SEC’s Public Reference Room as described under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” with respect to the debt and equity securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and our debt and equity securities offered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.cott.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We are “incorporating by reference” specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including filings made on or after the date hereof:

•	our Annual Report on Form 10-K for the year ended December 27, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended March 28, 2009;

•	our Current Reports on Form 8-K filed on February 2, 2009, February 24, 2009, March 6, 2009 and May 29, 2009; and

•	our Registration Statement on Form 8-A/12(B) filed on July 25, 2002.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Our Commission File Number is 001-31410.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at http://www.cott.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Cott Corporation

5519 West Idlewild Avenue

Tampa, Florida, United States 33634

Attention: Investor Relations

Telephone: (813) 313-1872

Except for the documents incorporated by reference as noted above, we do not incorporate into this prospectus any of the information included in our website.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus and the documents incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” often identify forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. While we believe these forward-looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions could be incorrect. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Cott’s most recent Annual Report on Form 10-K, under “Cautionary Statement About Forward Looking Statements,” and Cott’s quarterly reports on Form 10-Q. Cott disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence. In addition, actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a variety of factors and conditions which include, but are not limited to

•	our ability to compete successfully;

•	changes in consumer tastes and preferences for existing products and our ability to develop and timely launch new products that appeal to such changing consumer tastes and preferences;

•	loss of or a reduction in business with key customers, particularly Wal-Mart, and the commitment of our customers to their own Cott-supplied beverage programs;

•	our substantial debt levels and our ability to service and reduce our debt;

•	our ability to maintain compliance with the covenants and conditions under our debt agreements;

•	fluctuations in interest rates;

•	further credit downgrades;

•	further deterioration of the capital markets;

•	currency fluctuations that adversely affect the exchange between the U.S. dollar and the pound sterling, the Euro, the Canadian dollar, the Mexican peso and other currencies;

•	fluctuations in commodity prices and our ability to pass on increased costs to our customers, and the impact of those increased prices on our volumes;

•	our ability to maintain favorable arrangements and relationships with our suppliers;

•	our exposure to intangible asset risk;

•	our ability to manage our operations successfully;

•	our ability to fully realize the expected cost savings and/or operating efficiencies from our restructuring activities;

•	any disruption to production at our beverage concentrates or other manufacturing facilities;

•	our ability to protect our intellectual property;

•	the impact of regulation and regulatory, investigative and legal actions;

•	unseasonably cold or wet weather, which could reduce demand for our beverages;

•	the impact of national, regional and global events, including those of a political, economic, business and competitive nature;

•	our ability to recruit, retain, and integrate new management and a new management structure;

•	volatility of our stock price;

•	disruptions in our information systems; or

•	interruption in transportation systems, labor strikes, work stoppages and other interruptions or difficulties in the employment of labor or transportation in our markets.

These forward-looking statements are expressly qualified in their entirety by this cautionary statement. These forward-looking statements are only made as of the date hereof and, except as required by law, we undertake no obligation to update these forward-looking statements to reflect new information, subsequent events or otherwise.

PROSPECTUS SUMMARY

This summary highlights some of the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read this prospectus, including the documents incorporated by reference, which are described under “Incorporation by Reference of Certain Documents” and “Where You Can Find More Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

In this prospectus, except as otherwise indicated or as the context otherwise requires, “Cott,” “we,” “our,” the “Company” and “us” refer to Cott Corporation, a Canadian corporation.

Our Company

Cott is one of the world’s largest non-alcoholic beverage companies and the world’s largest retailer brand soft drink provider. In addition to carbonated soft drinks (“CSDs”), Cott’s product lines include clear, still and sparkling flavored waters, juice-based products, bottled water, energy drinks and ready-to-drink teas.

Cott operates in five operating segments—North America (which includes its U.S. reporting unit and Canada reporting unit), United Kingdom (which includes its United Kingdom reporting unit and Continental European reporting unit), Mexico, Royal Crown International and All Other (which includes its Asia reporting unit and international corporate expenses). Cott closed its active Asian operations at the end of fiscal year 2008.

Cott incorporated in 1955 and is governed by the Canada Business Corporations Act. Its registered Canadian office is located at 333 Avro Avenue, Pointe-Claire, Quebec, Canada H9R 5W3 and its principal executive offices are located at 5519 W. Idlewild Avenue, Tampa, Florida, United States 33634 and 6525 Viscount Road, Mississauga, Ontario, Canada L4V 1H6. The registered Canadian office and principal executive office for each of the guarantor registrants is the same as the registered Canadian office and principal executive office for Cott.

RISK FACTORS

You should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference herein, unless expressly provided otherwise, and, in particular, the risk factors described in our Annual Report on Form 10-K for the year ended December 28, 2008, our Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2009 and certain of our other filings with the SEC. The risks described in any document incorporated by reference herein are not the only ones we face, but are considered to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our debt and equity securities offered by this prospectus for the repayment of indebtedness, to finance acquisitions or for general corporate and working capital purposes. We may invest the net proceeds temporarily or apply them to repay short-term or revolving debt until we use them for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Three Months Ended	Year Ended
	March 28, 2009	December 27, 2008		December 28, 2007		December 30, 2006	December 31, 2005	January 1, 2005
Ratio of earnings to fixed charges	2.6x	(2.5	)x	(1.0	)x	0.2x	2.2x	4.9x

We compute the ratio of earnings to fixed charges by dividing (i) earnings (loss), which consists of net income from continuing operations before income taxes plus fixed charges and amortization of capitalized interest less interest capitalized during the period and adjusted for undistributed earnings in equity investments, by (ii) fixed charges, which consist of interest expense, capitalized interest and the portion of rental expense under operating leases estimated to be representative of the interest factor. The ratio of earnings to fixed charges was less than 1:1 for the year ended December 30, 2006. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $35 million in pre-tax earnings in the year ended December 30, 2006. The ratio of earnings to fixed charges was less than 1:1 for the year ended December 28, 2007. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $88 million in pre-tax earnings in the year ended December 28, 2007. The ratio of earnings to fixed charges was less than 1:1 for the year ended December 27, 2008. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $145 million in pre-tax earnings in the year ended December 27, 2008.

Because we have not issued any preferred stock to date, the ratio of earnings to fixed charges and preferred stock dividend requirements is identical to the ratio shown above.

DESCRIPTION OF DEBT SECURITIES

This section summarizes the terms that will generally apply to the debt securities we may offer. The prospectus supplement relating to any particular debt securities will contain most of the financial terms and other specific terms applicable to those securities. Those terms may vary from the terms described here. The prospectus supplement may also describe material federal income tax consequences of the particular securities. As used in this section, “we,” “us,” “our” refer to Cott Corporation and the Co-Registrants. References to “Cott” are to Cott Corporation and not any of its subsidiaries.

The debt securities that we may issue will be direct, general obligations of Cott Corporation and/or its subsidiaries as set forth on the applicable prospectus supplement that may be secured or unsecured. The debt securities may be fully and unconditionally guaranteed on a senior or subordinated basis, jointly and severally by Cott and one or more of its wholly-owned subsidiaries. We may issue either senior debt securities or subordinated debt securities. Our senior debt securities will rank equally with all other senior unsubordinated indebtedness of Cott. Our subordinated debt securities will be subordinated in right of payment to the prior payment in full of the “senior debt” of Cott, as described below under “Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any subordinated debt securities that we may offer.

As required by federal law for all bonds and notes publicly offered by companies, the debt securities will be issued under a document called an “indenture.” An indenture is a contract between us and a corporate trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf described under “Remedies If an Event of Default Occurs.” Second, the trustee performs administrative duties for us, such as sending your interest payments, transferring your securities to a new buyer if you sell and sending you notices.

We will issue any senior debt securities under a “senior debt indenture,” and any subordinated debt securities under a separate “subordinated debt indenture.” Each indenture will be between Cott and a trustee that meets the requirements of the Trust Indenture Act of 1939, as amended. For purposes of the descriptions in this section, we may refer to the senior debt indenture and the subordinated debt indenture as an “indenture” or, collectively, as the “indentures.”

Under applicable Canadian law, a Canadian licensed trust company may be required to be appointed as co-trustee under any or all of the indentures in certain circumstances. In such circumstances, it is anticipated that application will be made to the appropriate Canadian regulatory authorities for exemptions from this and other requirements of Canadian law applicable to the indentures. If such relief is not obtained, the applicable legislative requirements will be complied with at the time of the applicable offering.

The indentures do not limit the amount of debt securities that may be issued under them. We may issue the debt securities from time to time in one or more series. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or prospectus supplement, we may reopen a series and issue additional debt securities of that series without the consent of the holders of the outstanding debt securities of that series.

The prospectus supplement for any particular debt securities will indicate whether the debt securities are senior debt securities or subordinated debt securities and will describe the specific terms of the debt securities. Because this summary and the summary in any prospectus supplement do not contain all of the information you might find useful, you should read the applicable indenture for provisions that may be important to you. The indentures are substantially identical, except that our covenants described in the second paragraph under “Consolidation, Merger or Sale of Assets” and under “Restrictive Covenants in Senior Debt Indenture” are included only in the senior debt indenture and the provisions relating to subordination described under “Subordination of Subordinated Debt Securities” are included only in the subordinated debt indenture. The forms of the indentures are exhibits to the registration statement. See “Where You Can Find More Information” to find out how you can obtain a copy of the registration statement.

Terms of Debt Securities to Be Included in the Prospectus Supplement

The prospectus supplement for any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of the debt securities of that series. These terms may include the following:

•	the title of the debt securities, whether they are senior debt securities or subordinated debt securities and, if subordinated, the terms of subordination;

•	the aggregate principal amount of the debt securities and any limit on that aggregate principal amount;

•	the assets, if any, that are pledged as security for the payment of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable;

•	the interest rate or rates, if any, and the date or dates from which the interest accrues;

•	the dates on which the interest, if any, is payable and the regular record dates for the interest payment dates;

•	the places where the principal of and any premium and any interest on the debt securities will be payable;

•	whether the offered debt securities are redeemable at our option and, if so, the redemption price or prices and other redemption terms and conditions;

•

whether we must redeem or purchase the offered debt securities according to any sinking fund or similar provision or at the option of the holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which, and the other terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part, in accordance with that obligation;

•	if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which debt securities of the series will be issuable;

•	if other than the principal amount, the portion of the principal amount payable if the maturity of the debt securities is accelerated;

•	whether any index, formula or other method will determine payments of principal or interest and the manner of determining the amount of the payments;

•	if other than U.S. dollars, the currency, currencies or currency units in which the principal of, or any premium or interest on, debt securities of the series will be payable;

•

if the principal or any premium or interest is to be payable, at the election of Cott or the holder, in a currency or currencies other than that or those in which the debt securities are stated to be payable, the currency or currencies in which the payment may be elected to be payable and the periods within which, and the terms and conditions upon which, the election is to be made;

•	whether we have the right to defer payments of interest by extending the interest payment period and the duration of any permissible extension;

•	whether the provisions relating to defeasance and covenant defeasance described under “Defeasance and Covenant Defeasance” apply;

•

if the debt securities will be issued in whole or in part in the form of a book-entry debt security, as described under the heading “Book-Entry Securities”, the depositary for the debt securities and the terms and conditions, if any, upon which the book-entry debt securities may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•	any addition to, or change in, the events of default described under “Remedies If an Event of Default Occurs”;

•	any addition to, or change in, the covenants in the indenture applicable to the debt securities;

•	if applicable, the terms of any right to convert or exchange the debt securities into common or preferred stock or depositary shares of Cott;

•	whether the debt securities will be sold as part of units consisting of debt securities and other securities;

•	if applicable, the terms of any guarantee of debt securities;

•	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered; and

•	any other terms consistent with the applicable indenture.

We may issue some of the debt securities at a substantial discount below their principal amount as “original issue discount securities.” “Original issue discount securities” means that less than the entire principal amount of the securities will be payable upon declaration of acceleration of their maturity. The applicable prospectus supplement will describe any material federal income tax consequences and other considerations that apply to original issue discount securities.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate and debt securities issued as part of units consisting of debt securities and other securities may be sold or deemed to be sold at a discount below their stated principal amount. If Cott has the right to defer interest with respect to any debt securities, the holders of these debt securities may be allocated interest income for federal and state income tax purposes without receiving equivalent, or any, interest payments. Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

To the extent provided in the subordinated debt indenture, the payment of the principal of, and any premium and interest on, any subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment to the prior payment in full of all our “senior debt,” as defined below. This means that in some circumstances, if we do not make payments on all of our debt obligations as they come due, the holders of our senior debt will be entitled to receive payment in full of all amounts that are due or will become due on our senior debt before the holders of subordinated debt securities will be entitled to receive any amounts on the subordinated debt securities. These circumstances include:

•	our filing for bankruptcy or the occurrence of other events in bankruptcy, insolvency or similar proceedings;

•	any liquidation, dissolution or winding up of our company, or any assignment for the benefit of our creditors or marshaling of our assets; or

•

acceleration of the maturity of the subordinated debt securities. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default as described under “Remedies If an Event of Default Occurs”.

In addition, we are not permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default in our obligation to make payments on any senior debt beyond any applicable grace period and do not cure that default, or if an event of default that permits the holders of any senior debt or a trustee on their behalf to accelerate the maturity of the senior debt occurs, or if any judicial proceeding is pending with respect to a payment default or event of default of this kind with respect to senior debt.

These subordination provisions mean that if we are insolvent, a holder of our senior debt may ultimately receive out of our assets more than a holder of the same amount of our subordinated debt.

“Senior debt” means the principal of, any premium and unpaid interest on all of our present and future:

•	indebtedness for money that we borrow;

•	obligations represented by our bonds, debentures, notes or similar instruments;

•

indebtedness incurred, assumed or guaranteed when we acquire any business, property or assets except purchase-money indebtedness classified as accounts payable under generally accepted accounting principles;

•	obligations that we owe as a lessee under leases that generally accepted accounting principles require us to capitalize on our balance sheet;

•	reimbursement obligations under letters of credit relating to indebtedness or other obligations of the kind referred to in the four bullets above; and

•	obligations under our guarantees of the indebtedness or obligations of others of the kind referred to in the five bullets above.

Senior debt does not include any indebtedness that expressly states in the instrument creating or evidencing it that it is not superior in right of payment to the subordinated debt securities. Senior debt also does not include any subordinated debt securities.

The applicable prospectus supplement may further describe the provisions applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement will describe the approximate amount, on a recent date, of senior debt outstanding to which the subordinated debt securities of that series will be subordinated. The indentures do not limit the amount of senior debt we are permitted to have, and we may incur additional senior debt after the issuance of any subordinated debt securities.

Conversion or Exchange of Debt Securities

The applicable prospectus supplement will describe the terms, if any, on which a series of debt securities may be converted into or exchanged for Cott common or preferred stock or depositary shares. These terms will include whether the conversion or exchange is mandatory, or is at Cott’s option or the option of the holder. We will also describe in the applicable prospectus supplement how we will calculate the number of securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price, any other terms related to conversion and any anti-dilution protections.

Consolidation, Merger or Sale of Assets

The indentures generally permit Cott to consolidate with or merge into another company. They also permit us to sell substantially all our assets to another company. However, we may not take any of these actions unless the following conditions are met:

•

If we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for the debt securities and be a corporation, partnership or trust organized and existing under the laws of Canada or any province or territory thereof, the United States, any state thereof or the District of Columbia or, if such transaction would not impair your rights, any other country provided the successor entity assumes our obligations under the debt securities and the indenture to pay additional amounts; and

•

The merger, sale of assets or other transaction must not cause a default on the debt securities. For purposes of this no-default test, a default would include any event of default described below under

“Remedies If an Event of Default Occurs” that has occurred and is continuing. A default for this purpose would also include any event that would be an event of default if the requirement for giving us default notice or the requirement that the default had to exist for a specific period of time was disregarded.

If we merge out of existence or sell substantially all our assets, the surviving or acquiring entity will be substituted for Cott in the indentures with the same effect as if it had been an original party to the indentures. After a merger or sale of substantially all our assets, the surviving or acquiring entity may exercise Cott’s rights and powers under each indenture, and Cott will be released from all its liabilities and obligations under the indenture and under the debt securities.

Modification and Waiver

Modification

There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Approval of All Holders. First, there are changes that cannot be made to the indenture and the debt securities issued under that indenture without the approval of the holder of each debt security affected by the changes:

•	change the stated maturity of the principal of or interest on any debt security;

•	reduce any amounts due on any debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place or currency of payment on any debt security;

•	impair the right of the holders to sue for payment;

•	impair any right that a holder of a debt security may have to exchange or convert the debt security for or into our common stock, preferred stock or depositary shares;

•	reduce the percentage of the securities of any series whose holders’ consent is needed to modify the indenture;

•	reduce the percentage of the securities of any series whose holders’ consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•	in the case of subordinated debt securities, modify the ranking or priority of the securities in a way that is adverse to the holders in any material respect; or

•

modify any aspect of the provisions dealing with modification and waiver of the indenture, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without consent of the holder of each affected debt security.

Changes Requiring Consent by the Holders of 50% of the Debt Securities of Each Affected Series. The second type of change to the indenture and the debt securities issued under that indenture requires a vote in favor by holders owning more than 50% of the principal amount of the debt securities of each series affected by the change. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities in any material respect.

Changes Not Requiring Approval. The third type of change does not require any consent by holders of the debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect and changes that affect only debt securities to be issued under the indenture after the changes take effect.

Waiver

A vote in favor by holders owning a majority of the principal amount of the debt securities of an affected series would be required for us to obtain a waiver of all or part of the restrictive covenants described below under “Restrictive Covenants in Senior Debt Indenture” or a waiver of a past default with respect to the series. However, we cannot obtain a waiver of a payment default or any other aspect of either indenture or the debt securities listed above under “Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder of securities affected by the change.

Rules Concerning Voting

When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•

For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known, because, for example, it is based on an index, we will use a special rule described in the prospectus supplement.

•	For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding and will, therefore, not be eligible to vote if we have deposited or set aside in trust for the holders money for their payment or redemption. In addition, securities will not be eligible to vote if they have been fully defeased as described under “Defeasance and Covenant Defeasance—Full Defeasance”.

Also, securities that we or our affiliates own will not be considered outstanding. However, securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the trustee’s satisfaction the pledgee’s right to vote with respect to the securities and that the pledgee is not one of the persons referred to in the preceding sentence.

In certain circumstances, we or the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series of debt securities, that vote or action may be taken only if holders of the required percentage of outstanding debt securities vote within 90 days of the record date to approve taking the action.

Remedies If an Event of Default Occurs

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of any event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “Subordination of Subordinated Debt Securities.”

Each indenture defines an “event of default” with respect to the debt securities of any series to mean any of the following:

•	our failure to pay interest on a debt security of that series within 30 days after its due date;

•

our failure to pay the principal of, or any premium on, a debt security of that series at its due date, and continuance of that failure for a period of 30 days if the security became due by its terms as a result of a sinking fund provision;

•	our failure to deposit any sinking fund payment with respect to debt securities of that series within 30 days after it becomes due;

•

our failure to perform, or breach of, any other covenant or warranty of Cott in the indenture with respect to debt securities of that series that continues for 90 days after a written notice to us by the applicable trustee or to us and the trustee by the holders of at least 25% of the principal amount of the outstanding debt securities of that series stating that we are in default;

•	our filing for bankruptcy or the occurrence of other specific events of bankruptcy, insolvency, or reorganization; and

•	the occurrence of any other event of default with respect to any debt securities of that series described in the prospectus supplement.

If an event of default applicable to any series of debt securities then outstanding occurs and continues, the applicable trustee or the holders of at least 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the entire principal of all the debt securities of that series to be due and payable immediately. If the event of default occurs because of specified events in bankruptcy, insolvency or reorganization relating to Cott, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. Each of the situations described above is called a declaration of acceleration of maturity. Under certain circumstances, the holders of a majority of the principal amount of the securities of that series may cancel the declaration of acceleration of maturity and waive the past defaults.

For most defaults under either indenture with respect to any series of debt securities, the trustee will be required to give to the holders of the securities of the series notice of a default known to it within 90 days of the occurrence of the default. For these purposes, a default is defined as the occurrence of any of the events set forth in the events of default in the indenture, without any grace periods and regardless of notice. For defaults described in the fourth bullet from the top in this subsection, the trustee is not to give notice until at least 30 days after the occurrence of the default. The trustee may withhold notice of any default, except in the payment of principal or interest or any sinking fund installment, if it decides in good faith that withholding notice is in the interests of the holders.

Generally, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liabilities. This protection is called an “indemnity.” If they provide this indemnity, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee to exercise any other action permitted under the applicable indenture. The trustee may decline to act if the direction given is contrary to law or the applicable indenture.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and is continuing;

•

The holders of not less than 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after receipt of the above notice, request and offer of indemnity; and

•

During those 60 days, the holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of the relevant series.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Defeasance and Covenant Defeasance

The following discussion of defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement.

Full Defeasance

If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities of a series (called “full defeasance”) on the 91st day after the date of the deposit referred to in the first bullet below if we satisfy the conditions below:

•

We must deposit in trust for the benefit of all holders of the debt securities a combination of cash and U.S. government obligations or U.S. government agency obligations unconditionally guaranteed by the United States (or if the debt securities are in a foreign currency, foreign government securities in the same foreign currency) that will generate enough cash to pay principal and any premium and any interest on the debt securities on their various due dates.

•

There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

•

In the case of any subordinated debt securities, at the time of the deposit referred to above, no payment default on any senior debt may have occurred and be continuing, no acceleration of the maturity of any senior debt upon any event of default may have occurred and be continuing and no other event of default with respect to any senior debt may have occurred and be continuing permitting (after notice or lapse of time or both) the holders of the senior debt or a trustee on their behalf to accelerate the maturity of the senior debt.

•

We must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the above conditions and all other conditions to defeasance under the applicable indenture have been complied with.

If we ever fully defeased your debt securities, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. If the debt securities are subordinated debt securities, their holders would be released from the subordination provisions described under “Subordination of Subordinated Debt Securities.”

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above and be released from certain restrictive covenants relating to your debt security that may be described in your prospectus supplement. The release from these covenants is called “covenant defeasance.” In that event, you would lose the protection of these covenants, and any omission to comply with them would not constitute an event of default. You would, however, gain the protection of having cash and securities set aside in trust to repay the debt securities. If the debt securities are subordinated, their holders would be released from the subordination provisions described above under “Subordination of Subordinated Debt Securities”. In order to achieve covenant defeasance, we must do the following:

•

We must deposit in trust for the benefit of all holders of the debt securities a combination of cash and U.S. government obligations or U.S. government agency obligations unconditionally guaranteed by the United States (or if the debt securities are in a foreign currency, foreign government securities in the same foreign currency) that will generate enough cash to pay principal and any premium and any interest on the debt securities on their various due dates.

•

We must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make that deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•

In the case of any subordinated debt securities, at the time of the deposit referred to above, no payment default on any senior debt may have occurred and be continuing, no acceleration of the maturity of any senior debt upon any event of default may have occurred and be continuing and no other event of default with respect to any senior debt may have occurred and be continuing permitting (after notice or lapse of time or both) the holders of the senior debt or a trustee on their behalf to accelerate the maturity of the senior debt.

•

We must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the above conditions and all other conditions to defeasance under the applicable indenture have been complied with.

If we accomplish covenant defeasance with regard to your debt securities, the following provisions of the applicable indenture and the debt securities would no longer apply:

•	If your debt securities are senior debt securities, certain restrictions.

•	Any other covenants applicable to the series of debt securities described in the prospectus supplement.

•	The events of default relating to breach of covenants described above under “Remedies If an Event of Default Occurs”.

•	If the securities are subordinated, the subordination provisions of the debt securities described above under “Subordination of Subordinated Debt Securities”.

If we accomplish covenant defeasance, the holders of the debt securities could still look to us for repayment of those securities if there were a shortfall in the trust deposits. If a remaining event of default occurred and the debt securities became immediately due and payable, there could be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Legal Ownership

Street Name and Other Indirect Owners

Investors who hold securities in accounts at banks or brokers will generally not be recognized by us as legal holders of securities. This is called holding in “street name.” Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold securities in street name, you should check with your own institution to find out:

•	How it handles securities payments and notices.

•	Whether it imposes fees or charges.

•	How it would handle voting if ever required.

•	Whether and how you can instruct it to send you securities registered in your own name so you can be a holder as described below.

•	How it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Registered Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of securities. As noted above, we do not have obligations to you if you hold securities in street name or by other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of book-entry securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Book-Entry Securities

What is a Book-Entry Security? A book-entry security is a special type of indirectly held security, as described above under “Street Name and Other Indirect Owners”. If we choose to issue securities in the form of book-entry securities, the ultimate beneficial owners can only be indirect owners. We do this by requiring that the book-entry security be registered in the name of a financial institution we select and by requiring that the securities included in the book-entry security not be transferred to the name of any other holder unless the special circumstances described below occur. The financial institution that acts as the sole holder of the book-entry security is called the “depositary.” Any person wishing to own a security must do so indirectly by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether your series of securities will be issued only in the form of book-entry securities.

Special Investor Considerations for Book-Entry Securities. As an indirect owner, an investor’s rights relating to a book-entry security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the book-entry security.

An investor should be aware that if securities are issued only in the form of book-entry securities:

•

The investor cannot get securities registered in his or her own name and cannot receive physical certificates for his or her interest in the securities, except in the special situations we describe below.

•

The investor will be a street name owner and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities. See “Street Name and Other Indirect Owners” for information about these procedures.

The investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates

•

The investor may not be able to pledge his or her interest in the securities in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the book-entry security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the book-entry security. We and the trustee also do not supervise the depositary in any way.

•	The depositary will require that interests in a book-entry security be purchased or sold within its system using same-day funds and your broker or bank may require you to do so as well.

Special Situations When a Book-Entry Security Will Be Terminated

In a few special situations described below, a book-entry security will terminate and interests in it will be exchanged for physical certificates representing the securities it represented. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be holders. The rights of street name investors and holders in the securities are described under “Street Name and Other Indirect Owners” and “Registered Holders.”

The special situations for termination of a book-entry security are:

•

If the depositary notifies us that it is unwilling or unable to continue as depositary, or ceases to be a clearing agency registered under applicable law, and we have not appointed a successor depositary within 90 days.

•	If we notify the trustee that we wish to terminate the book-entry security.

•	If an event of default on the securities has occurred and is continuing. Defaults are discussed above under “Remedies If an Event of Default Occurs”.

The prospectus supplement may also list additional situations for terminating a book-entry security that would apply only to the particular series of securities covered by the prospectus supplement.

If a book-entry security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the book-entry security will be registered and, therefore, who will be the holders of those securities.

Certificated Debt Securities

If we issue certificated debt securities, they will be registered in the name of the holder of the debt security. Holders may transfer or exchange these certificated debt securities without the payment of any service charge, other than any tax or other governmental charge, by contacting the trustee.

We will pay principal of, and any premium and interest on, certificated debt securities at designated places, or we may choose to make these payments by check mailed to the persons in whose names the debt securities are registered or by wire transfer to their accounts, on days specified in the prospectus supplement.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

About the Trustee and Paying Agent

The trustee under both the senior debt indenture and the subordinated debt indenture will be named when debt securities are issued.

If an event of default, or an event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, occurs, the trustee may be considered to have a conflicting interest with respect to the securities offered by this prospectus and any accompanying prospectus supplement, or with respect to the securities outstanding under that other indenture, for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the indenture under which the securities offered by this prospectus and any accompanying prospectus supplement will be issued, and we would be required to appoint a successor trustee.

At any time, the trustee under either indenture may resign or be removed by the holders of at least a majority in principal amount of any series of the outstanding debt securities of that indenture. If the trustee resigns, is removed or becomes incapable of acting as trustee, or if a vacancy occurs in the office of the trustee for any reason, a successor trustee will be appointed in accordance with the provisions of the indenture.

The trustee will act as paying agent for the debt securities unless a different paying agent is identified in any prospectus supplement.

DESCRIPTION OF COMMON SHARES

Our authorized capital stock consists of an unlimited number of common shares. As of May 1, 2009, there were 71,871,330 common shares outstanding. Our common shares are quoted on the New York Stock Exchange under the symbol “COT” and are listed on the Toronto Stock Exchange under the symbol “BCB.”

The following description of our common shares and provisions of our articles of amalgamation and By-laws is only a summary. The description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles and By-laws, which are exhibits to the registration statement which contains this prospectus. We encourage you to review complete copies of our articles and By-laws.

Voting Rights

Each holder of our common shares is entitled to one vote for each share on all matters submitted to a vote of our shareholders, including the election of our directors. The rights attached to the common shares do not provide for cumulative voting rights or preemptive rights. Accordingly, the holders of a majority of our outstanding common shares entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividend Rights

Subject to limitations under the Canada Business Corporations Act (the “CBCA”), preferences that may apply to any outstanding shares of preferred stock and contractual restrictions, holders of our common shares are entitled to receive ratably dividends or other distributions when and if declared by Cott’s board of directors. There are certain restrictions on the payment of dividends under our asset based lending facility and the indenture governing our 8% senior subordinated notes due 2011. In addition to such restrictions, whether any future dividends are paid to our shareholders will depend on decisions that will be made by our board of directors and will depend on then existing conditions, including our financial condition, contractual restrictions, corporate law restrictions, capital requirements and business prospects. Under the CBCA, Cott may pay dividends unless there are reasonable grounds for believing that (i) Cott is, or would after such payment be, unable to pay its liabilities as they become due or (ii) the realizable value of Cott’s assets would be less than the aggregate of its liabilities and stated capital of all classes of shares. For a more complete description of our dividend policy, see “Dividend Policy.”

Change of Control

Under the CBCA, the affirmative vote of two-thirds of the votes cast is required for shareholder approval of an amalgamation (other than certain short form amalgamations), for any sale, lease or exchange of all, or substantially all, of our assets, if not in the ordinary course of our business, and certain other fundamental changes including an amendment to the articles of amalgamation. Other shareholder action is generally decided by a majority of the votes cast at a meeting of shareholders.

There is no limitation imposed by Canadian law or by our articles or other charter documents on the right of a non-resident to hold or vote common shares, other than as provided by the Investment Canada Act, which requires notification and, in certain cases, advance review and approval by the Government of Canada of the acquisition by a non-Canadian of control of a Canadian business.

The authorization of undesignated preferred shares in our articles of amalgamation makes it possible for our board of directors to issue preferred shares with rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Trust Company N.A.

DESCRIPTION OF PREFERRED SHARES

We have the ability to issue an unlimited number of preferred shares, in series with such terms as our board of directors may determine. Any such series of preferred shares could have rights equal or superior to the rights of our common shares.

The following briefly summarizes the provisions of our articles of amalgamation that would be important to holders of our preferred shares. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles which is an exhibit to the registration statement which contains this prospectus. The description of most of the financial and other specific terms of your series will be in the prospectus supplement accompanying this prospectus. We encourage you to review complete copies of our articles and By-laws.

The specific terms of your series of preferred shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred shares. The terms in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Our Authorized Preferred Shares

Under our articles of amalgamation, our board of directors is authorized, without further action by our shareholders, to issue at any time an unlimited number of preferred shares. Our board of directors may from time to time before the issue thereof fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to, each series of preferred shares. The preferred shares shall be entitled to priority over the common shares and all other shares ranking junior to the preferred shares with respect to the payment of dividends and the distribution of our assets in the event of any liquidation, dissolution or winding-up or other distribution of our assets among our shareholders for the purpose of winding-up our affairs. Except as otherwise provided by law or as may be required by the rules of the applicable national securities exchange or quotation service, the holders of the preferred shares shall not, as such, be entitled to receive notice of or to attend any meeting of our shareholders and shall not be entitled to vote at any such meeting. Without limiting the generality of the foregoing, the holders of the preferred shares shall not be entitled to vote separately as a class on any proposal to amend our articles of amalgamation to:

•

increase or decrease any maximum number of authorized preferred shares, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the preferred shares;

•	effect an exchange, reclassification or cancellation of all or part of the preferred shares; or

•	create a new class of shares equal or superior to the preferred shares.

The prospectus supplement relating to the particular series of preferred shares will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	the offering price at which we will issue the preferred shares;

•	the title, designation of number of preferred shares and stated value of the preferred shares;

•

the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the preferred shares will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our articles of amalgamation.

When we issue and receive payment for the preferred shares, the shares will be fully paid and non-assessable, which means that the holders will have paid their purchase price in full and we may not ask them to surrender additional funds.

The rights of holders of the preferred shares offered may be adversely affected by the rights of holders of any preferred shares that may be issued in the future. Our board of directors may cause the preferred shares to be issued in public or private transactions for any proper corporate purposes and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue preferred shares may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for the special shares will be stated in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer fractional interests in preferred shares, rather than offer whole preferred shares. If we choose to do this, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of a particular series of preferred shares.

The shares of any series of preferred shares underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, which we will select. The prospectus supplement relating to a series of depositary shares will state the name and address of the depositary. Unless otherwise provided by the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fractional interests in preferred shares underlying the depositary shares, to all the rights and preferences of the preferred stock underlying the depositary shares including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of the related series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of preferred shares to the record holders of depositary shares relating to the preferred shares in proportion to the numbers of the depositary shares owned by the holders on the relevant record date. The depositary will distribute only an amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to the holders of depositary shares.

Redemption of Depositary Shares

If a series of the preferred shares underlying the depositary shares is redeemed in whole or in part, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The depositary will mail notice of redemption not less than 30, and not more than 60, days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s books. The redemption price for each depositary share will be equal to the applicable fraction of the redemption price for each share payable with respect to the series of the preferred shares. Whenever we redeem preferred shares held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares relating to the preferred shares so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionally as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the cash, securities or other property payable upon the redemption and any cash, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred shares. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred shares, will be entitled to instruct the depositary how to exercise the voting rights pertaining to the number of preferred shares underlying the holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the number of preferred shares underlying the depositary shares in accordance with these instructions, and we will agree to take all action which the depositary may consider necessary in order to enable the depositary to vote the shares.

Amendment and Termination of Depositary Agreement

We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (a) all outstanding depositary shares issued under the agreement have been redeemed or (b) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of the depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred shares and any redemption of the preferred shares. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications that we deliver to the depositary and that we are required to furnish to the holders of the preferred shares. Neither the depositary nor Cott will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Cott and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the agreement and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless the holders provide them with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents they believe to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the prospectus supplement relating to the warrants, unless otherwise specified in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the prospectus supplement relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of common shares at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and either our debt securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers.

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions stated in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities of that series are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may sell securities directly to one or more purchasers without using underwriters or agents.

We may also sell securities upon the exercise of rights that may be distributed to security holders.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their business.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common shares, which is listed on the New York Stock Exchange and the Toronto Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. We may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any applicable prospectus supplement (or a post-effective amendment).

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, certain Canadian legal matters in connection with this offering of securities will be passed upon for us by Goodmans LLP, Toronto and certain U.S. legal matters in connection with this offering of securities will be passed upon for us by Kirkland & Ellis LLP, New York, New York.

EXPERTS

The financial statements incorporated in this Prospectus by reference to Cott Corporation’s Current Report on Form 8-K dated May 29, 2009 and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Cott Corporation for the year ended December 27, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements as of December 29, 2007 and for each of the two years in the period ended December 29, 2007, incorporated in this Prospectus by reference to Cott Corporation’s Current Report on Form 8-K dated May 29, 2009 and the financial statement schedule as of December 29, 2007 and for each of the two years in the period ended December 29, 2007, incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Cott Corporation for the year ended December 27, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Cott Corporation

$300,000,000

Debt Securities

Preferred Shares

Common Shares

Warrants

Stock Purchase Contracts

Units

Prospectus

                        , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses, other than underwriting discounts and commissions, to be incurred by the Registrants in connection with a distribution of securities registered under this Registration Statement.

Securities and Exchange Commission Registration Fee	16,740
Legal Fees and Expenses	(1)
Accounting Fees and Expenses	(1)
Trustees’ Fees and Expenses (including Counsel’s Fees)	(1)
Printing and Delivery Expenses	(1)
Rating Agency Fees and Expenses	(1)
Miscellaneous Expenses	(1)

Total	$(1)

(1)	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that Cott Corporation anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Corporation laws of the States of Georgia and Delaware, and those of Canada and our charter and bylaws, or operating agreement, as the case may be, include provisions designed to limit the liability of our officers and directors against certain liabilities. These provisions are designed to encourage qualified individuals to serve as our officers and directors.

Under the Canada Business Corporations Act (“CBCA”), a corporation may indemnify certain persons associated with the corporation or, at the request of the corporation, another entity, against all costs, charges, and expenses (including an amount paid to settle an action or satisfy a judgment) reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative, or other proceeding in which he or she is involved because of that association with the corporation or other entity. Indemnifiable persons are current and former directors or officers, other individuals who act or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity of another entity.

The law permits indemnification only if the indemnifiable person acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer in a similar capacity at the corporation’s request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing his or her conduct was lawful and he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything he or she ought to have done. With the approval of the court, a corporation may also indemnify an indemnifiable person in respect of an action by or on behalf of the corporation to which the indemnifiable person is made a party because of his or her association with the corporation.

Sections 7.02 and 7.04 of our by-laws provide that, without in any manner derogating from or limiting the mandatory provisions of the CBCA but subject to the conditions contained in the by-laws, we shall indemnify any of our directors or officers, former directors or officers, and each individual who acts or acted at our request as a director or officer, or each individual acting in a similar capacity at another entity, against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative, or other proceeding in which the individual is involved because of that association with us or another entity to the extent that the individual seeking the indemnity:

•

acted honestly and in good faith with a view to our best interests or the best interest of the other entity for which the individual acted as a director or officer or in a similar capacity at our request, as the case may be; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Both the CBCA and our by-laws expressly provide for us to advance moneys to a director, officer, or other individual for the costs, charges, and expenses of a proceeding referenced above. The individual is required to repay the moneys if he or she does not fulfill the aforementioned conditions. Section 7.05 of our by-laws states that, subject to the limitations contained in the CBCA, we may purchase and maintain insurance for the benefit of our directors and officers as such, as the board may from time to time determine.

In addition, we have entered into indemnification agreements with certain directors and officers which embody, in all material respects, the indemnity provisions contained in the CBCA and our by-laws, subject to the limitations contained therein.

Article IX of the bylaws of both Cott Beverages Inc. and Cott USA Corp. provide that each respective company will indemnify and otherwise protect its officers, directors, employees and agents under the circumstances described in and to the extent permitted by the corporate laws of the State of Georgia. Moreover, Article 8 of the Articles of Incorporation of Cott USA Corp. provides that, to extent permitted under Georgia Business Corporation Code (the “GBCC”), no director shall be personally liable for monetary damages for any breach of the duty of care or other duty as a director.

Section 14-2-202(b)(4) of the GBCC provides that a corporation’s articles of incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to the corporation or its shareholders for any action taken, or any failure to take any action, as a director; provided, however, that the Section does not permit a corporation to eliminate or limit the liability of a director for appropriating, in violation of his or her duties, any business opportunity of the corporation, for (1) acts or omissions including intentional misconduct or a knowing violation of law, (2) voting for or assenting to an unlawful distribution (whether as a dividend, stock repurchase or redemption, or otherwise) as provided in Section 14-2-832 of the GBCC, or (3) receiving from any transaction an improper personal benefit. Section 14-2-202(b)(4) also does not eliminate or limit the rights of the corporation or any shareholder to seek an injunction or other nonmonetary relief in the event of a breach of a director’s duty to the corporation and its shareholders. Additionally, Section 14-2-202(b)(4) applies only to claims against a director arising out of his or her role as a director, and does not relieve a director from liability arising from his or her role as an officer or in any other capacity.

Sections 14-2-850 to 14-2-859, inclusive, of the GBCC govern the indemnification of directors, officers, employees, and agents. Section 14-2-851 of the GBCC permits indemnification of an individual for liability incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal (including, subject to certain limitations, civil actions brought as derivative actions by or in the right of the corporation) in which he or she is made a party by reason of being a director of the corporation and a director who, at the request of the corporation, acts as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity. This section permits indemnification if the director acted in good faith and reasonably believed (1) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (2) in all other cases other than a criminal proceeding, that such conduct was at least not opposed to the best interests of the corporation and (3) in the case of a criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys’ fees) incurred with respect to a proceeding.

A Georgia corporation may not indemnify a director under Section 14-2-851 in the following instances:

•

in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred by such director in connection with the proceeding provided it is determined that such director met the relevant standard of conduct set forth above; or

•

in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that he or she received an improper personal benefit. Prior to indemnifying a director under Section 14-2-851 of the GBCC, a determination must be made that the director has met the relevant standard of conduct. Such determination must be made by: (1) a majority vote of a quorum consisting of disinterested directors, (2) a majority vote of a duly designated committee of disinterested directors, (3) duly selected special legal counsel, or (4) a vote of the shareholders, excluding shares owned by or voted under the control of directors who do not qualify as disinterested directors.

Section 14-2-853 of the GBCC provides that a Georgia corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director, provided that such director delivers to the corporation a written affirmation of his or her good faith belief that he or she met the relevant standard of conduct described in Section 14-2-851 of the GBCC or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by Section 14-2-202(b)(4), and a written undertaking by the director to repay any funds advanced if it is ultimately determined that such director was not entitled to such indemnification. Section 14-2-852 of the GBCC provides that directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors of the corporation, are entitled to mandatory indemnification against reasonable expenses incurred in connection therewith.

The GBCC also allows a Georgia corporation to indemnify directors made a party to a proceeding without regard to the above-referenced limitations, if authorized by the articles of incorporation or a bylaw, contract, or resolution duly adopted by a vote of the shareholders of the corporation by a majority of votes entitled to be cast, excluding shares owned or voted under the control of the director or directors who are not disinterested, and to advance funds to pay for or reimburse reasonable expenses incurred in the defense thereof, subject to restrictions similar to the restrictions described in the preceding paragraph; provided, however, that the corporation may not indemnify a director adjudged liable (1) for any appropriation, in violation of his or her duties, of any business opportunity of the corporation, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for unlawful distributions under Section 14-2-832 of the GBCC (discussed above) or (4) for any transaction in which the director obtained an improper personal benefit.

Section 14-2-857 of the GBCC provides that an officer of a corporation (but not an employee or agent generally) who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852, subject to the same limitations as described above. In addition, a corporation may, as provided by either (1) the articles of incorporation, (2) the bylaws, (3) or by general or specific actions by the board of directors or (4) contract, indemnify and advance expenses to (a) an officer who is not a director (unless such officer who is also a director is made party to a proceeding if the sole basis on which he or she is made a party is an act or omission solely as an officer) for appropriating, in violation of his or her duties, any business opportunity of the corporation, for acts or omissions including intentional misconduct or a knowing violation of law, for voting for or assenting to an unlawful distribution (whether as a dividend, stock repurchase or redemption, or otherwise) as provided in Section 14-2-832 (discussed above) of the GBCC, or for receiving from any transaction an improper personal benefit, and (b) to an employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

The Amended and Restated Certificate of Incorporation of Cott Holdings Inc. (“Cott Holdings”) provides that, to the extent permitted by the laws of Delaware and Pennsylvania, no director shall be personally liable for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of Delaware (the “GCL”) or the Business Corporation Law of Pennsylvania of 1988, as amended (the “BCL”). Furthermore, the Amended and Restated Certificate of Incorporation provides that if the GCL or the BCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of Cott Holdings shall be eliminated or limited to the fullest extent authorized by the GCL and the BCL, as so amended.

The Bylaws of Cott Holdings provide terms consistent with the Amended and Restated Certificate of Incorporation. Under the Bylaws, Cott Holdings indemnifies any current or former director and officer, and one who acts or acted at the company’s request as a director or officer of a body corporate of which the company is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of Cott Holdings or any such body corporate) and his heir or legal representative, against all costs, charges and expenses incurred in respect of any civil, criminal or administrative action or proceeding to which one is made a party by reason of being or having been a director or officer of Cott Holdings or such body corporate (including an amount paid to settle an action or satisfy a judgment) incurred by him or her in respect of any such action or proceeding for the recovery of claims of employees or former employees of Cott Holdings or such body corporate (including, without limitation, claims for wages, salaries and other remuneration or benefits) or in respect of any claim based upon the failure of Cott Holdings to deduct, withhold, remit or pay any amount for taxes, assessments and other charges of any nature whatsoever as required by law if (i) such person acted honestly and in good faith with a view to the best interests of the company, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual has reasonable grounds for believing that his or her conduct was lawful. Subject to limitations of the GCL and the BCL, Cott Holdings may purchase and maintain insurance for the benefit of its officers and directors as such, as the board may from time to time determine.

Section 145 of the GCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, rules, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation (a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval for any indemnification where the person seeking indemnification has been found liable to the corporation. The statute further provides that it is not exclusive of other rights to indemnification provided in a corporation’s charter or by-laws, or by agreement, disinterested director or stockholder vote, or otherwise.

In addition, under Section 102(b)(7) of the GCL, a corporation may provide in its certificate of incorporation that a director may not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payment of unlawful dividends or unlawful stock purchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

The GCL permits the advance payment by the corporation of an indemnified person’s expenses prior to the final disposition of an action. In the case of a current director or officer, the indemnified person must undertake to repay any amount advanced if it is later determined that he or she is not entitled to indemnification.

Chapter 17, Subchapter D of the BCL contains provisions permitting indemnification of officers and directors of a business corporation in Pennsylvania.

Sections 1741 and 1742 of the BCL provide that a business corporation may indemnify directors and officers against liabilities and expenses they may incur as such in connection with any threatened, pending or completed civil, administrative or investigative proceeding, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses.

Section 1743 of the BCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

Section 1746 of the BCL grants a corporation broad authority to indemnify its directors and officers for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the BCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Chapter 17, Subchapter D of the BCL.

The charter and bylaws of Cott Vending Inc. (“Cott Vending”) contain provisions with respect to liability and indemnification consistent with the provisions of the GCL discussed above. Under the Seventh Article to Cott Vending’s certificate of incorporation, a director has no personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) of the GCL expressly provides that such liability may not be eliminated or limited. Under Article Six of the bylaws, any director or officer who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Cott Vending or served as a representative of another enterprise at the request of Cott Vending shall be indemnified against all expenses, judgments, fines, excise taxes and amounts paid in settlement actually and reasonable incurred in connection with such action, suit or proceeding to the extent permissible under Delaware law. Officers and directors are entitled to advances for defending such actions from Cott Vending for payment of expenses in defending the action to the extent permissible under Delaware law. Upon the request of a person for indemnification under Article Six of the bylaws, a determination as to whether indemnification is permissible is made by the board of directors or a committee thereof, or by independent legal counsel if the board or committee so directs or is not empowered by statute to make such decision.

Another of the guarantors organized under the law of the State of Delaware, Interim BCB, LLC (“Interim BCB”) provides for indemnification of its managers and members in its amended and restated operating agreement. Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”) provides that a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, as set forth in the limited liability company agreement. Under Article 4.6 of the Amended and Restated Operating

Agreement of Interim BCB, Interim BCB must indemnify each of its managers and members and make advances for expenses to each arising from any loss, cost, expense, damage, claim or demand, in connection with Interim BCB, the manager’s or member’s status as a manager or member of Interim BCB, the manger’s or member’s participation in the management, business and affairs of Interim BCB or such manager’s or member’s activities on behalf of Interim BCB to the fullest extent permitted by Section 18-108 of the DLLCA. In addition, no manager is liable to Interim BCB, any of its members, or other manager for an action taken in the managing of the business or affairs of Interim BCB if he or she performs the duty of his or her office (1) in a manner he or she believes in good faith to be in the best interest of Interim BCB and (2) with such care as an ordinarily prudent person in a like position under similar circumstances. Furthermore, no manager is liable to Interim BCB or any members for any loss or damage except loss or damage resulting from intentional misconduct or knowing violation of law or a transaction for which a manager received a personal benefit in violation or breach of the amended and restated operating agreement.

Item 16. Exhibits

Reference is made to the Exhibit Index filed as a part of this Registration Statement.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or contained in a form prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 16th day of June, 2009.

COTT CORPORATION

By:	/s/ Jerry Fowden
Jerry Fowden Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden Jerry Fowden Chief Executive Officer, Director (Principal Executive Officer)	Date: June 16, 2009	* Gregory Monahan Director	Date: June 16, 2009

/s/ Juan Figuereo Juan Figuereo Chief Financial Officer (Principal Financial Officer)	Date: June 16, 2009	* Mario Pilozzi Director	Date: June 16, 2009

/s/ Gregory Leiter Gregory Leiter Senior Vice President and Controller (Principal Accounting Officer)	Date: June 16, 2009	* George A. Burnett Director	Date: June 16, 2009

* David T. Gibbons Chairman, Director	Date: June 16, 2009	* Andrew Prozes Director	Date: June 16, 2009

* Mark Benadiba Director	Date: June 16, 2009	* Graham Savage Director	Date: June 16, 2009

* Stephen H. Halperin Director	Date: June 16, 2009	* Eric Rosenfeld Director	Date: June 16, 2009

* Betty Jane Hess Director	Date: June 16, 2009

*By:	/s/ Matthew Kane
As Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on this 16th day of June, 2009.

COTT HOLDINGS INC.

By:	/s/ Jerry Fowden
Jerry Fowden President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden Name: Jerry Fowden Title: President, Chief Executive Officer and Director	Date: June 16, 2009	/s/ Juan Figuereo Name: Juan Figuereo Title: Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	Date: June 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on this 16th day of June, 2009.

COTT USA CORP.

By:	/s/ Jerry Fowden
Jerry Fowden President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden Name: Jerry Fowden Title: President, Chief Executive Officer and Director	Date: June 16, 2009	/s/ Juan Figuereo Name: Juan Figuereo Title: Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	Date: June 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on this 16th day of June, 2009.

COTT BEVERAGES INC.

By:	/s/ Jerry Fowden
Jerry Fowden President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden Name: Jerry Fowden Title: President, Chief Executive Officer and Director	Date: June 16, 2009	/s/ Juan Figuereo Name: Juan Figuereo Title: Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	Date: June 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on this 16th day of June, 2009.

COTT VENDING INC.

By:	/s/ Jerry Fowden
Jerry Fowden President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden Name: Jerry Fowden Title: President, Chief Executive Officer and Director	Date: June 16, 2009	/s/ Juan Figuereo Name: Juan Figuereo Title: Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	Date: June 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on this 16th day of June, 2009.

INTERIM BCB, LLC

By:	/s/ Jerry Fowden
Jerry Fowden President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden Name: Jerry Fowden Title: President, Chief Executive Officer and Manager	Date: June 16, 2009	/s/ Juan Figuereo Name: Juan Figuereo Title: Vice President, Chief Financial Officer and Manager (Principal Accounting Officer)	Date: June 16, 2009

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

1	Form of Underwriting Agreement*

3.1(i)	Articles of Amalgamation of Cott Corporation (incorporated by reference to Exhibit 3.1 to our Form 10-K dated February 28, 2007).

3.1(ii)	Amended and Restated By-laws of Cott Corporation (incorporated by reference to Exhibit 3.2 to our Form 10-Q filed May 10, 2007).

3.1(iii)	Articles of Incorporation of Cott Beverages Inc. (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-4 filed on March 8, 2002).

3.1(iv)	Bylaws of Cott Beverages Inc. (formerly BCB USA Corp. and prior to that Cott beverages USA Inc.) (incorporated by reference to Exhibit 3.4 to our Registration Statement on Form S-4 filed on March 8, 2002).

3.1(v)	Amended and Restated Certificate of Incorporation Cott Holdings Inc.**

3.1(vi)	Articles of Association and Bylaws of Cott Holdings Inc. (incorporated by reference to Exhibit 3.7 to our Registration Statement on Form S-4 filed on March 8, 2002).

3.1(vii)	Articles of Incorporation of Cott USA Corp., as amended (incorporated by reference to Exhibit 3.8 to our Registration Statement on Form S-4 filed on March 8, 2002).

3.1(viii)	Bylaws of Cott USA Corp. (incorporated by reference to Exhibit 3.9 to our Registration Statement on Form S-4 filed on March 8, 2002).

3.1(ix)	Certificate of Incorporation of Cott Vending Inc. (incorporated by reference to Exhibit 3.10 to our Registration Statement on Form S-4 filed on March 8, 2002).

3.1(x)	Bylaws of Cott Vending Inc. (incorporated by reference to Exhibit 3.11 to our Registration Statement on Form S-4 filed on March 8, 2002).

3.1(xi)	Certificate of Formation of Interim BCB, LLC (incorporated by reference to Exhibit 3.12 to our Registration Statement on Form S-4 filed on March 8, 2002).

3.1(xii)	Amended and Restated Operating Agreement of Interim BCB, LLC (formerly Destination Products International, LLC) (incorporated by reference to Exhibit 3.13 to our Registration Statement on
Form S-4 filed on March 8, 2002).

4.3	Form of Indenture between Cott Corporation and [ ] as Trustee, providing for Issuance of Senior Debt Securities in Series

4.4	Form of Indenture between Cott Corporation and [ ] as Trustee, providing for Issuance of Subordinated Debt Securities in Series

4.5	Form of Deposit Agreement between Cott Corporation, [ ] and the Holders from Time to Time of the Depositary Shares Described Therein*

4.6	Form of Certificate of Designations of the [ ]% Series [ ] [Convertible] Preferred Shares (No Par Value) of Cott Corporation*

4.7	Form of Warrant Agreement between Cott Corporation and [ ], as Warrant Agent*

5.1	Opinion of Kirkland & Ellis LLP

5.2	Opinion of Goodmans LLP

12.1	Computation of Ratio of Earnings to Fixed Charges**

23.1	Consent of Independent Registered Certified Public Accounting Firm

23.2	Consent of Independent Registered Public Accounting Firm

23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

23.4	Consent of Goodmans LLP (included in Exhibit 5.2)

25	Statement of Eligibility on Form T-1*

*	To be filed by amendment.
**	Previously filed.